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                                                                    EXHIBIT 10.1


                               CAFE ODYSSEY, INC.

                                  AMENDMENT TO
                              1997 STOCK OPTION AND
                                COMPENSATION PLAN



         1. Increase in Number of Shares Subject to the Plan. Section 5.1 of the 1997 Stock Option and Compensation Plan is hereby amended to read in its entirety as follows:

                  5.1 Number of Shares. Subject to adjustment as provided in
         Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 1,250,000 shares of Common Stock.

         2. Effective Date. This Amendment became effective as of February 25, 1998.